Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173327) and in the Registration Statement on Form F-3 (No. 333-185871) of Adecoagro S.A. of our report dated April 29, 2013 relating to the consolidated financial statements, which appears in this Form 20-F.

PRICE WATERHOUSE & CO. S.R.L.

by		(Partner)

Marcelo de Nicola

Buenos Aires, Argentina

April 29, 2013